Exhibit (a)(1)

ARTICLES OF INCORPORATION

OF

CNA INCOME SHARES, INC.

          FIRST: Incorporator.

          The undersigned, Daniel R. Swett, whose post office address is 69 West Washington Street, Chicago, Illinois 60602, being at least twenty-one years of age, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland,

           SECOND: Name.

          The name of the corporation is CNA INCOME SHARES, INC.

           THIRD: Corporate Purposes.

          The purposes for which the corporation is formed are as follows:

          1. To engage in the business of a management investment company, and to exercise all of the powers necessary and appropriate to the conduct of such business.

          2. To invest in and hold for investment the securities (including but not limited to bonds, debentures, time notes and all other evidences of indebtedness and shares, stock (common, preferred or other), subscription rights, profit-sharing interests or participations and all other contracts for or evidences of equity interests) of any corporation, company, trust, association, partnership or other business organization however established, and of any country, state, municipality or other political subdivisions, or of any other governmental or quasi-governmental agency or instrumentality.

          3. To acquire (by purchase, subscription or otherwise), to trade in and deal in, to sell or otherwise dispose of, to lend, and to pledge any such securities.

          4. To exercise all rights, powers and privileges as owners of any securities, property or assets which might be exercised by any individual owning such securities, property or assets in his own right.

          5. To aid by further investment any corporation, company, trust, association, firm or other business organization, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest, and to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest.

          6. To promote or aid the incorporation of any organization or enterprise under the laws of any country, state, municipality or other political subdivision, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

          7. To enter into investment advisory or management agreements under which an investment adviser or manager is employed to manage the investment and reinvestment of the assets of the Corporation and to provide investment advisory, management, statistical, research and other facilities and services required to perform the agreement.

          8. To conduct and carry on its business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland, in any other states, territories, districts and dependencies of the United States, and in any or all foreign countries.

          9. In general to carry on any other business in connection with or incidental to any of the foregoing objects and purposes, to have and exercise all the powers conferred upon corporations by the laws of the State of Maryland as in force from time to time, to do everything necessary, suitab1e or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein before set forth, either alone or in association with others and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

          The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article of these Articles of Incorporation, or of any amendment thereto, and shall each be regarded as independent and construed as powers as well as objects and purposes.

           FOURTH: Address and Resident Agent.

          The post office address of the principal office of the Corporation in the State of Maryland is

c/o The Corporation Trust Incorporated First Maryland Building 25 South Charles Street Baltimore, Maryland 21201

The name and post office address of the resident agent of the Corporation in the State of Maryland is

The Corporation Trust Incorporated First Maryland Building 25 South Charles Street Baltimore, Maryland 21201

Such resident agent is a Maryland corporation.

           FIFTH: Common Stock.

          The total number of shares of stock which the Corporation shall have authority to issue shall be Fifteen Million (15,000,000) shares of a single class of Common Stock of the par value of $1.00 per share, such shares having an aggregate par value of Fifteen Million Dollars ($15,000,000).

           SIXTH: Board of Directors.

          The number of directors of the Corporation shall be seven, which number may be increased or decreased in the manner provided in the By-Laws of the Corporation, provided that the number of directors shall not be less than three. The names of the directors who shall act as such until the first annual meeting of stockholders and until their successors are duly chosen and qualify are as follows:

Richard H. Samuels John H. Van Wickler Robert E. Brooker Sidney Davidson Raymond M. Defossez James C. Morrison George B. Young

           SEVENTH: Management of the Affairs of the Corporation.

          (1) Powers of the Corporation. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute or applicable rules and regulations of any governmental or quasi-governmental agency or instrumentality, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          (2) Issuance of Stock. The Board of Directors may from time to time authorize the issuance of and may issue and sell or cause to be issued and sold, for such consideration not less than par value as the Board of Directors may deem advisable, shares of the Corporation's stock of any class, whether now or hereafter authorized, including any shares repurchased by the Corporation, and securities convertible into shares of the Corporation's stock, whether now or hereafter authorized.

          (3) Compensation of Directors. The Board of Directors shall have power from time to time to authorize payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and of committees.

          (4) Inspection of Corporation's Books. The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of the Corporation except as at the time conferred by statute, unless authorized by a resolution of the stockholders or the Board of Directors.

           EIGHTH: Majority Vote.

           Notwithstanding any provision of the laws of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may, subject to other applicable provisions of law, these Articles of Incorporation and the By-Laws, take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

           NINTH: Pre-Emptive Rights.

          No holder of the Common Stock of the Corporation or of any other class of stock or securities which may hereafter be created shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of Common Stock and of any other class of stock which may hereafter be created.

           TENTH: Name.

          The Corporation acknowledges that it is adopting its corporate name through permission of CNA Financial Corporation, a Delaware corporation, and agrees that CNA Financial Corporation reserves to itself and any successor to its business the right to grant the nonexclusive right to use the name "CNA" or any similar name to any other corporation or entity, including but not limited to any investment company of which CNA Financial Corporation or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

           ELEVENTH. Duration.

          The duration of the Corporation shall be perpetual.

          IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledged the same to be my act on this 16th day of March, 1973.

/s/ Daniel R. Swett Daniel R. Swett

WITNESS:  /s/ Mitchell L. Hollins

STATE OF ILLINOIS COUNTY OF COOK	) ) )	SS.

          I hereby certify that on March 16, 1973, before me, the subscriber, a notary public of the State of Illinois in and for the County of Cook, personally appeared Daniel R. Swett, who acknowledged the foregoing articles of incorporation to be his act.

           WITNESS my hand and notarial seal the day and year last above written.

/s/ Margaret N. Elden Notary Public

My Commission Expires:   March 5, 1974